UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 21, 2025
OPEN LENDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1501 S. MoPac Expressway
Suite 450
Austin, Texas 78746
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 512-892-0400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On July 24, 2025, Open Lending Corporation (the “Company”) announced that the Board of Directors (the “Board”) has appointed Massimo Monaco as the Company’s Chief Financial Officer and principal accounting officer, effective as of August 18, 2025.

Mr. Monaco, 52, has over 20 years of executive finance leadership within the residential mortgage lending and financial services industries. Prior to joining Open Lending, Mr. Monaco was Chief Financial Officer of Arc Home LLC, a residential mortgage lender from December 2018 to July 2025. From December 2016 to December 2018, he served as the Chief Financial Officer at American Financial Resources, a national residential mortgage lender. Before that, he held various senior finance roles at PHH Corp., a public company specializing in residential mortgage and fleet leasing. Mr. Monaco received an MBA and a Bachelor of Arts from La Salle University.

Mr. Monaco does not have any family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, there is no arrangement or understanding between him and any other person(s) pursuant to which he was appointed as Chief Financial Officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into its standard form of officer indemnification agreement with Mr. Monaco, the form of which is filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on June 15, 2020.

On July 24, 2025, the Company issued a press release in connection with the foregoing transitions. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Employment Agreement with Mr. Monaco

On July 21, 2025, the Company and Mr. Monaco entered into an employment agreement (the “CFO Employment Agreement”). Pursuant to the CFO Employment Agreement, Mr. Monaco will serve as the Chief Financial Officer and Treasurer of the Company.

Pursuant to the CFO Employment Agreement, Mr. Monaco will be paid an annual base salary of $400,000 and will be eligible to receive an annual cash incentive bonus with a target opportunity of 100% of his base salary, based on the attainment of performance measures established by the Board or the Compensation Committee of the Board. The CFO Employment Agreement further provides that Mr. Monaco’s annual cash incentive bonus for calendar year 2025 will be prorated to reflect the portion of the year in which he serves as the Chief Financial Officer of the Company. Commencing in 2026, Mr. Monaco will be eligible to receive a long-term incentive award with a target grant date value equal to 150% of his base salary. Mr. Monaco was also granted a cash sign-on bonus in the amount of $300,000, which is subject to repayment if Mr. Monaco is terminated by the Company for cause within the twelve (12) months following Mr. Monaco’s employment commencement date. The repayment obligation will lapse upon the earlier of the twelve (12) month anniversary of his employment commencement date, his termination by the Company without cause, his death or disability or, on or following a change in control, his termination of employment for good reason. The Employment Agreement further provides that Mr. Monaco will receive a sign-on award of time-based restricted stock units with a grant date value of $600,000, which will vest in equal installments on each of the first four anniversaries of the date of grant, subject to continued employment.

In addition, the CFO Employment Agreement provides upon Mr. Monaco’s termination of employment from the Company for good reason or a termination of employment by the Company without cause, in either case, other than immediately prior to, on or within 12 months following a change in control of the Company, Mr. Monaco will be eligible to receive continued payment of his then-current base salary for 12 months (and if such termination occurs following the conclusion of the performance period applicable to annual cash incentive compensation, then the annual cash incentive compensation he would have received had he been employed by the Company on the payment date) and up to 12 months of subsidized COBRA coverage. The CFO Employment Agreement further provides that if such termination of employment occurs immediately prior to, on or within 12 months following a change in control of the Company, Mr. Monaco will be eligible to receive (i) a lump-sum equal to one times the sum of (x) his then-current base salary plus (y) his annual incentive bonus based on the attainment of the actual level of performance as determined by the Board or the Compensation Committee of the Board immediately prior to the date of the change in control and extrapolated for the remainder of the fiscal year in which the change in control occurs or, if higher, Mr. Monaco’s target annual cash incentive bonus for the then current year if such termination of employment occurs during the first half of the year, and (ii) up to 12 months of subsidized COBRA coverage.

The foregoing severance benefits are subject to the execution and non-revocation of a release of claims in favor of the Company and continued compliance with post-termination restrictive covenants. The CFO Employment Agreement provides that if Mr. Monaco receives any amount, whether under the CFO Employment Agreement or otherwise, that is subject to the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, the amount of the payments to be made to the participant will be reduced to the extent necessary to avoid imposition of the excise tax, but only if the net amount of the reduced payments exceeds the net amount that Mr. Monaco would receive following imposition of the excise tax and all income and related taxes.

The foregoing description of the CFO Employment Agreement is qualified in its entirety by reference to the text of the CFO Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1	Employment Agreement by and between the Company and Massimo Monaco, dated July 21, 2025.
99.1	Press Release issued by the Company on July 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Matthew S. Stark
Name:	Matthew S. Stark
Title:	Chief Legal and Compliance Officer
Date: July 24, 2025

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